UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2007

GateHouse Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33091	36-4197635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition

On March 9, 2007, GateHouse Media, Inc. issued a press release announcing its financial results for the quarter and year ended December 31, 2006, and announcing a conference call to review these results. A copy of the press release is furnished herewith as Exhibit 99.1, which is incorporated herein by reference. In the attached press release, the Company has corrected a typographical error which appeared in the original release. For the three months ended December 31, 2005 (Successor), the interest income of $5,266,000 is now correctly reflected as interest expense of $5,266,000. Accordingly, Leveraged Free Cash Flow for such period is $3,817,000.

The information furnished pursuant to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth by specific reference in such filing that such information is to be considered “filed” or incorporated by reference therein.

Section 8 – Other Events

Item 8.01 Other Events

On March 9, 2007, GateHouse Media, Inc. issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.1, announcing that its Board of Directors has declared a cash dividend of $0.37 per share on its common stock for the quarter ending March 31, 2007, payable on April 16, 2007 to holders of record of GateHouse’s common stock on March 30, 2007.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated March 9, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEHOUSE MEDIA, INC.

/s/ Michael Reed

Michael Reed

Chief Executive Officer

Date: March 9, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release dated March 9, 2007